                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY


                                                                                       Jurisdiction                 % of
                                                                                            of                     Voting
                                                                                      Incorporation                 Stock
                                                                                            or                     Owned
                                            Name of Subsidiary                         Organization              by Company
                                            ------------------                        -------------              ----------
Bowater Mersey Paper Company Limited ...........................................      Nova Scotia                    49%
Cable One, Inc. ................................................................      Delaware                      100%
Capitol Fiber, Inc. ............................................................      Maryland                       80%
The Daily Herald Company .......................................................      Washington                    100%
The Gazette Newspapers, Inc. ...................................................      Maryland                      100%
Greater Washington Publishing, Inc. ............................................      Delaware                      100%
I.H.T. Corporation .............................................................      Delaware                       50%
            International Herald Tribune S.A.S. ................................      France                        33-1/3%
International Herald Tribune S.A.S. ............................................      France                        33-1/3%

Los Angeles Times-Washington Post News
      Service, Inc. ............................................................      D.C.                           50%
Kaplan, Inc. ...................................................................      Delaware                      100%
            Dearborn Publishing Group, Inc. ....................................      Delaware                      100%
                        Dearborn Financial Publishing, Inc. ....................      Illinois                      100%
                        Dearborn Financial Institute, Inc. .....................      Illinois                      100%
                                    Anthony Schools Corporation ................      California                    100%
                                    Leonard's Training Programs, Inc.                 Texas                         100%
            Score! Learning, Inc. ..............................................      Delaware                      100%
                        Score! Educational Centers, Inc. .......................      California                    100%
                        eScore.com, Inc. .......................................      Delaware                      100%
            Self Test, Inc. ....................................................      Georgia                       100%
            American Educational Resources, Inc. ...............................      Massachusetts                 100%

            Stanley H. Kaplan Educational Center of
                  Canada Ltd. ..................................................      Ontario                       100%

            Kaplan Educational Centers, Inc. ...................................      Puerto Rico                   100%
Newsprint, Inc. ................................................................      Virginia                      100%
Newsweek, Inc. .................................................................      New York                      100%
            Newsweek Budget Travel, Inc. .......................................      Delaware                      100%
            Newsweek Productions, Inc. .........................................      Delaware                      100%


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                           SUBSIDIARIES OF THE COMPANY
                                   (Continued)

                                                                                     Jurisdiction                         % of
                                                                                          of                             Voting
                                                                                    Incorporation                         Stock
                                                                                          or                             Owned
                                            Name of Subsidiary                       Organization                      by Company
                                            ------------------                       ------------                      ----------
            Newsweek Services, Inc. ............................................     Delaware                              100%
            Newsweek Services (Canada), Inc. ...................................     Delaware                              100%
Post-Newsweek Business Information, Inc. .......................................     Virginia                              100%
Post-Newsweek Cable of North Dakota, Inc. ......................................     Delaware                              100%
Post-Newsweek Stations, Inc.....................................................     Delaware                              100%
            Post-Newsweek Stations, Florida, Inc. ..............................     Florida                               100%
            Post-Newsweek Stations, Houston, Inc. ..............................     Delaware                              100%
            Post-Newsweek Stations, Michigan, Inc. .............................     Delaware                              100%
            Post-Newsweek Stations, Orlando, Inc. ..............................     Delaware                              100%
            Post-Newsweek Stations, San Antonio, Inc. ..........................     Delaware                              100%
Robinson Terminal Warehouse Corporation ........................................     Delaware                              100%
Washingtonpost.Newsweek Interactive Company ....................................     Delaware                              100%
            The Photo Store LLC ................................................     Maryland                              50%









----------

            As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as that term is defined in Rule 1-02(v) of Regulation S-X.

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